Exhibit 24

POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned directors of Forest City Enterprises Inc., an Ohio corporation (the “Company”), hereby constitutes and appoints Geri M. Presti, Thomas G. Smith and Charles A. Ratner, and each of them, his true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for him and in his name, place, and stead, to sign on his behalf as a director of the Company a Registration Statement pursuant to the Securities Act of 1933 on Form S-8 concerning certain Common Shares of the Company to be offered in connection with the Company’s 1994 Stock Plan (As Amended, Restated and Renamed as of June 8, 2004), and to sign any and all amendments or post-effective amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission or any state regulatory authority, granting unto said attorney or attorneys-in-fact, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitutes may lawfully do or cause to be done by virtue thereof.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the 20th day of January, 2005.

/s/ Albert B. Ratner

Albert B. Ratner
Co-Chairman of the Board and Director

/s/ Samuel H. Miller

Samuel H. Miller
Co-Chairman of the Board, Treasurer and Director

/s/ Charles A. Ratner

Charles A. Ratner
President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Thomas G. Smith

Thomas G. Smith
Executive Vice President, Chief Financial Officer and Secretary (Principal Financial Officer)

/s/ Linda M. Kane

Linda M. Kane
Senior Vice President and Corporate Controller (Principal Accounting Officer)

/s/ James A. Ratner

James A. Ratner
Executive Vice President and Director

/s/ Ronald A. Ratner

Ronald A. Ratner
Executive Vice President and Director

/s/ Brian J. Ratner

Brian J. Ratner
Executive Vice President and Director

/s/ Deborah Ratner Salzberg

Deborah Ratner Salzberg
Director

/s Michael P. Esposito, Jr.

Michael P. Esposito, Jr.
Director

/s/ Scott S. Cowen

Scott S. Cowen
Director

/s Jerry V. Jarrett

Jerry V. Jarrett
Director

/s/ Joan K. Shafran

Joan K. Shafran
Director

/s/ Louis Stokes

Louis Stokes
Director

/s/ Stan Ross

Stan Ross
Director